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     -------------------
     Reinsurance                             660 Mason Ridge Ctr. Dr.
     -------------------                     St. Louis, Missouri
RGA  Group of America,                       63141-8557
     -------------------                     Tel: 314-453-7300
     Incorporated
     -------------------

                                             NEWS


                                 For further information, contact
                                 Jack B. Lay
                                 Executive Vice President and
                                 Chief Financial Officer
                                 314/453-7439

FOR IMMEDIATE RELEASE
---------------------

               REINSURANCE GROUP OF AMERICA ANNOUNCES
               --------------------------------------
              STRONG RESULTS FOR CONTINUING OPERATIONS;
              -----------------------------------------
         CHARGE TO DISCONTINUED ACCIDENT AND HEALTH SEGMENT
         --------------------------------------------------

     ST. LOUIS, January 28, 1999 - Reinsurance Group of America, Incorporated (NYSE:RGA, RGA.A) reported strong earnings from continuing operations as well as a significant charge associated with the company's discontinued accident and health line of business. The company also announced a three-for-two stock split on each class of common stock outstanding.
     Income from continuing operations totaled $89.7 million for the year, and $32.7 million for the fourth quarter, compared to $72.6 million and $27.8 million in 1997, respectively. These amounts represent increases of 24 percent and 18 percent over the comparable prior year amounts. On a diluted per share basis, income from continuing operations increased 10 percent to $3.13 for the year.
Fourth quarter income from continuing operations totaled $1.07 per share versus $1.09 per share reported in the prior year. The fourth quarter of 1997 benefited from several large transactions that weren't expected to repeat. Per share results for 1998 reflect 4.9 million additional common shares issued in June.
     On a post-split basis, income from continuing operations represents $2.08 per share for the year, and $0.71 for the quarter, compared to $1.89 and $0.73 in the prior year, respectively.

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     The company also reported a loss for the year of $27.6 million on its discontinued accident and health operations, compared to an $18.0 million loss in the prior year. Fourth quarter loss on discontinued operations totaled $26.4 million, which includes a non-cash charge of $32 million, on a pre-tax basis, to increase that segment's reserves. That charge comes as a result of continued poor claims experience on that segment's block of business, particularly in the latter half of the year. The additional reserves are expected to cover the ongoing run-off of business accepted from outside managed pools as well as the accident and health risks internally underwritten by the company. The nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Thus, the company expects to pay claims out of existing reserves over a number of years as the level of business diminishes.
     President and Chief Executive Officer A. Greig Woodring commented, "We were pleased with both the full year and quarter's results reported by segments representing RGA's continuing operations. The U.S., Canada, and Latin America segments were at or above our expectations, while the Asia Pacific segment reported mixed results. Though results in that segment's Australian operations were strong, the Hong Kong operation incurred a loss as lapse rates escalated on several major treaties, reflecting the overall economic slowdown in that market."
     Woodring also noted, "Our business flows and related earnings can vary significantly from quarter to quarter, as we saw in the fourth quarter of last year when several large transactions significantly drove up results. Our continuing operations, on a per share basis, have exhibited a compounded annual growth rate of about 19 percent over the past five years, and we expect to continue growing those operations in our target range of 15 to 20 percent. In 1999, the dilutive impact of the June equity offering will diminish as proceeds from that offering are further deployed. Also, we have seen and expect to continue to see a number of large blocks of business enter the reinsurance market."

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     Turning to discontinued operations, Woodring explained, "We took the $32 million pre-tax charge to strengthen reserves supporting the accident and health segment, which is now reported as a discontinued operation. We took that action as a result of the poor development of the entire block of business, which is currently in run-off. Premium flow for the segment this year was greater than we had expected, which together with the deteriorating claims trends, convinced us to take this action now rather than later. Along with many other reinsurers that have provided support for accident and health risks in recent years, we have experienced poor results. We don't anticipate that this segment will have a significant impact on our results going forward."
     Woodring concluded, "We remain optimistic about the opportunities we continue to see in our markets, and plan to continue growing our core businesses."
     For the year, including discontinued operations, reported net income totaled $62.1 million, or $1.48 per share on a post-split basis, compared to $54.6 million, or $1.42 per share the prior year. The company also reported revenues from continuing operations of $1.34 billion, up 37 percent from the prior year. For the quarter, revenues from continuing operations totaled $412.9 million, up 45 percent from the comparable quarter in 1997. Premiums for the year totaled $1.02 billion, and investment income totaled $301.8 million, representing increases of 36 percent and 61 percent, respectively. The investment income increase reflects the continued expansion of the company's asset base, primarily as a result of the addition of asset-intensive reinsurance arrangements.
     In addition to the stock split, the board of directors declared a regular quarterly dividend of $0.05 per share post-split. Both the stock split and dividend are payable February 26 to shareholders of record as of February 5.
     General American Life Insurance Company, the company's majority shareholder, announced today that its board of directors has authorized the development of a demutualization plan for that company. General American beneficially owns approximately 64 percent of RGA's outstanding voting shares and approximately 52 percent of all shares outstanding.

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     Reinsurance Group of America, Incorporated, through its
subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies or branch offices in Argentina, Australia, Barbados, Bermuda, Chile, Hong Kong, Japan, Mexico, South Africa, Taiwan, and the United Kingdom. Worldwide, the Company has more than $330 billion of life reinsurance in force.




"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Reinsurance Group of America, Incorporated's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Cautionary Statement" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.


                        - tables attached -
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
          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                    ($ in thousands, except per share data)
                                  Three Months Ended       Twelve Months Ended
                                  ---------------------------------------------
   (Unaudited)                       December 31,              December 31,
-------------------------------------------------------------------------------
                                   1998        1997         1998         1997
                                   ----        ----         ----         ----
Revenues:
  Net premiums                   $311,068    $198,533    $1,016,420    $744,768
  Net investment income            95,600      53,652       301,780     187,084
  Realized capital gains             (266)       (253)        3,092         332
  Other income                      6,529      32,377        23,200      46,009
                                 --------------------    ----------------------
     Total Revenue                412,931     284,309     1,344,492     978,193

Benefits and Expenses:
  Claims and other policy
    benefits                      245,486     163,711       797,901     569,133
  Interest credited                42,069      29,117       153,247      92,311
Policy acquisition costs
    and other insurance
    expenses                       57,905      32,703       188,471     148,128
  Other expenses                   16,845      13,697        58,021      47,406
  Interest expense                  2,365       1,948         8,805       7,801
                                 --------------------    ----------------------
     Total Benefits
     & Expenses                   364,670     241,176     1,206,445     864,779
                                 --------------------    ----------------------

  Income from continuing
    operations before taxes
    and minority interest          48,261      43,133       138,047     113,414

     Income Taxes                  16,776      15,183        49,055      40,403
                                 --------------------    ----------------------

  Income from continuing
    operations before minority
    interest                       31,485      27,950        88,992      73,011

     Minority Interest             (1,174)        151          (717)        430
                                 --------------------    ----------------------

  Income from continuing
    operations                     32,659      27,799        89,709      72,581
                                 --------------------    ----------------------

  Discontinued operations:
      Loss from operations of
      discontinued accident and
      health operations, net of
      taxes                       (26,362)     (5,476)      (27,628)    (17,961)

  Net income                     $  6,297    $ 22,323    $   62,081    $ 54,620
                                 ====================    ======================





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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                    ($ in thousands, except per share data)
                                        Three Months Ended   Twelve Months Ended
                                        ----------------------------------------
   (Unaudited)                             December 31,         December 31,
--------------------------------------------------------------------------------
                                          1998      1997        1998      1997
                                          ----      ----        ----      ----
Pre-stock split per share information

Earnings per share from income
  from continuing operations:
  Basic Earnings                           1.08      1.10        3.16      2.86
  Diluted Earnings                         1.07      1.09        3.13      2.84

Earnings per share from net income:
  Basic Earnings                           0.21      0.88        2.25      2.15
  Diluted Earnings                         0.21      0.88        2.22      2.13

Weighted average number of
  common and common equivalent
  shares outstanding
  (in thousands)                         30,545    25,512      28,373    25,604

Post-stock split per share information

Earnings per share from income
  from continuing operations:
  Basic Earnings                           0.72      0.73        2.11      1.91
  Diluted Earnings                         0.71      0.73        2.08      1.89

Earnings per share from net income:
  Basic Earnings                           0.14      0.59        1.50      1.44
  Diluted Earnings                         0.14      0.58        1.48      1.42

Weighted average number of
  common and common equivalent
  shares outstanding
  (in thousands)                         45,818    38,268      42,559    38,406

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
    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Business Summary
                                                  Twelve Months Ended
   (Unaudited)                                        December 31,
---------------------------------------------------------------------
                                                  1998         1997
                                                  ----         ----
Gross life reinsurance in force (in billions)
     North American business                      $291.2       $199.4
     International business                         39.4         27.9

Gross life reinsurance written (in billions)
     North American business                       115.5         58.1
     International business                          9.5         17.8

Consolidated cash and invested assets
  (in millions)                                  5,274.8      3,671.4
     Invested asset yield                           6.87%        7.23%
     Investment portfolio mix
          Cash and short-term investments           8.48%        8.58%
          Fixed maturity securities                70.42%       68.86%
          Mortgage loans                            4.11%        4.51%
          Policy loans                              9.74%       13.08%
          Funds withheld at interest                6.82%        4.51%
          Other invested assets                     0.43%        0.46%

Pre-stock split:
Book value per share outstanding                 $ 24.86      $ 19.81
Book value per share outstanding, before
  impact of FAS 115                                23.28        17.14

Treasury stock at December 31                    785,513      844,535

<F1> Shares outstanding include the 4,945,000 non-voting shares that were issued on June 10, 1998.

Post-stock split:
Book value per share outstanding                 $ 16.57      $ 13.21
Book value per share outstanding, before
  impact of FAS 115                                15.52        11.43

Treasury stock at December 31                  1,178,270    1,266,803

<F1> Shares outstanding include the 7,417,500 non-voting shares that were issued on June 10, 1998.

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
        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)
                                  FOR THE YEAR ENDED DECEMBER 31, 1998
                                              Asset-    Financial     Total
                               Traditional  Intensive  Reinsurance     U.S.
                               -----------  ---------  -----------    -----
Revenues:
  Net premiums                  $714,960    $  1,284    $    --     $716,244
  Investment income,
   net of related expenses       106,584     124,891         --      231,475
  Realized investment gains
   / (losses), net                 1,717         654         --        2,371
  Other revenue                      787           4     17,800       18,591
                                --------    --------    -------     --------
    Total revenues               824,048     126,833     17,800      968,681

Benefits and expenses:
  Claims and other policy
   benefits                      538,773       2,259         --      541,032
  Interest credited               44,052     107,949         --      152,001
  Policy acquisition costs
   and other insurance
   expenses                      112,962       6,792     12,942      132,696
  Interest and other
   operating expenses             14,132         738        131       15,001
                                --------    --------    -------     --------
    Total benefits and
     expenses                    709,919     117,738     13,073      840,730

    Income before income
     taxes and minority
     interest                   $114,129    $  9,095    $ 4,727     $127,951
                                ========    ========    =======     ========
                                  FOR THE YEAR ENDED DECEMBER 31, 1997
                                              Asset-    Financial     Total
                               Traditional  Intensive  Reinsurance     U.S.
                               -----------  ---------  -----------    -----
Revenues:
  Net premiums                  $554,239     $    15    $    --     $554,254
  Investment income,
   net of related expenses        81,423      59,883         --      141,306
  Realized investment gains
   / (losses), net                 1,816      (1,726)        --           90
  Other revenue                      872          --     25,308       26,180
                                --------     -------    -------     --------
    Total revenues               638,350      58,172     25,308      721,830

Benefits and expenses:
  Claims and other policy
   benefits                      405,461       2,273         --      407,734
  Interest credited               42,565      48,371         --       90,936
  Policy acquisition costs and
   other insurance expenses       89,557       1,548     14,368      105,473
  Interest and other
   operating expenses             10,919         559        114       11,592
                                --------     -------    -------     --------
    Total benefits and
     expenses                    548,502      52,751     14,482      615,735

    Income before income taxes
     and minority interest      $ 89,848     $ 5,421    $10,826     $106,095
                                ========     =======    =======     ========

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
     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                         CANADIAN OPERATIONS
                        (Dollars in thousands)

                                                 Twelve Months Ending
                                                     December 31,
                                                   1998         1997
                                                   ----         ----
Revenues:
  Net premiums                                   $144,784    $ 83,563
  Investment income, net of related expenses       38,858      18,936
  Realized investment gains / (losses), net           617         109
  Other revenue                                       482      20,152
                                                 --------    --------
    Total revenues                                184,741     122,760

Benefits and expenses:
  Claims and other policy benefits                127,821      74,972
  Interest credited                                 1,059       1,293
  Policy acquisition costs
   and other insurance expenses                    26,163      22,411
  Other operating expenses                          6,944       6,387
                                                 --------    --------
    Total benefits and expenses                   161,987     105,063

    Income before income taxes
     and minority interest                       $ 22,754    $ 17,697
                                                 ========    ========

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
                REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                    OTHER INTERNATIONAL
                                   (Dollars in thousands)
                                                   For the Twelve Months Ending
                                                         December 31, 1998
                                      LATIN AMERICA                                    Total
                                                 Rein-        ASIA        OTHERS       Inter-
                                    Direct      surance      PACIFIC      MARKETS     national
                                   -------      -------      -------      -------     --------
Revenues:
  Net premiums                     $48,354      $50,325      $53,072      $ 3,641     $155,392
  Investment income,
   net of related expenses          13,926        3,859        2,545          479       20,809
  Realized investment gains
   / (losses), net                       4           --           23           81          108
 Other revenue                         242            1        3,089          795        4,127
                                   -------      -------      -------      -------     --------
    Total revenues                  62,526       54,185       58,729        4,996      180,436

Benefits and expenses:
  Claims and other policy
   benefits                         49,238       45,225       31,900        2,685      129,048
  Interest credited                    187           --           --           --          187
  Policy acquisition costs and
   other insurance expenses          4,814        2,067       21,775          923       29,579
  Interest and other operating
   expenses                          7,465        3,892        8,115        6,818       26,290
                                   -------      -------      -------      -------     --------
    Total benefits and
     expenses                       61,704       51,184       61,790       10,426      185,104

    Income (loss) before
     income taxes and minority
     interest                      $   822      $ 3,001      $(3,061)     $(5,430)    $ (4,668)
                                   =======      =======      =======      =======     ========

                                                   For the Twelve Months Ending
                                                         December 31, 1997
                                      LATIN AMERICA                                    Total
                                                 Rein-        ASIA        OTHERS       Inter-
                                    Direct      surance      PACIFIC      MARKETS     national
                                   -------      -------      -------      -------     --------
Revenues:
  Net premiums                     $56,460      $11,730      $36,591      $ 2,170     $106,951
  Investment income, net of
   related expenses                  7,067        3,548        1,126          383       12,124
  Realized investment gains
   / (losses), net                      --           --           14           --           14
  Other revenue                        185           --           --          332          517
                                   -------      -------      -------      -------     --------
    Total revenues                  63,712       15,278       37,731        2,885      119,606

Benefits and expenses:
  Claims and other policy
   benefits                         53,181       10,327       21,164        1,755       86,427
  Interest credited                     82           --           --           --           82
  Policy acquisition costs and
   other insurance expenses          3,820          329       15,616          479       20,244
  Other operating expenses           6,553        3,763        7,363        4,312       21,991
                                   -------      -------      -------      -------     --------
    Total benefits and
     expenses                       63,636       14,419       44,143        6,546      128,744

    Income (loss) before
     income taxes and minority
     interest                      $    76      $   859      $(6,412)     $(3,661)    $ (9,138)
                                   =======      =======      =======      =======     ========